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                                                                   EXHIBIT 10.5



                 UNIVERSAL STANDARD MEDICAL LABORATORIES, INC.
                         DIRECTORS STOCK OPTION PLAN
                 (AS AMENDED AND RESTATED OCTOBER 24, 1996)

                            I.  GENERAL PROVISIONS

     1.1 PURPOSE. The purpose of the Universal Standard Medical Laboratories, Inc. Directors Stock Option Plan is to promote the best interests of the Company and its shareholders by attracting and motivating highly qualified individuals to serve as Directors.

     1.2 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

         (a) "AGREEMENT" means the written agreement that sets forth the terms of a Participant's Option.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CHANGE OF CONTROL" means (i) the sale of all or substantially all of the assets of the Company to an unaffiliated third-party, (ii) the merger or consolidation of the Company with an unaffiliated third-party in which the Company is not the surviving corporation or (iii) any person or group of persons (as defined in Section 13(d) of the Exchange Act) (other than WestSphere Capital Associates, L.P. and its affiliates) shall acquire or control in excess of 66-2/3% of the Common Stock on a fully-diluted basis.

         (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "COMMITTEE" means a committee of the Board, which shall be comprised of two or more "non-employee directors", as defined in Rule 16b-3.

         (f) "COMMON STOCK" means shares of the Company's authorized Common
Stock.

         (g) "COMPANY" means Universal Standard Medical Laboratories, Inc.

         (h) "DIRECTOR" means a member of the Company's Board of Directors.

         (i) "DISABILITY" means total and permanent disability, as defined in Code Section 22(e).




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     (j) "EFFECTIVE DATE" means March 27, 1995.

     (k) "ELIGIBLE DIRECTOR" means a Director who is not an Employee and who is not a beneficial owner (as such term is used in Section 13(d) of the Exchange Act and the rules promulgated thereunder) of 5% or more of the outstanding Common Stock or an employee, officer or affiliate of, or partner in, such a beneficial owner.

     (l) "EMPLOYEE" means an employee of the Company or its Subsidiaries, who has an "employment relationship" with the Company or its Subsidiaries, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Company or its subsidiaries.

     (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

     (n) "EXPIRATION DATE" means the tenth anniversary of an Option's Grant
Date.

     (o) "FAIR MARKET VALUE" means, for purposes of determining the value of Common Stock, the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day the Common Stock is not so listed, the sales prices of the Common Stock as of 4:00 p.m., New York time, on such day as reported on the National Market or the SmallCap Market or, if the Common Stock is not reported on the National Market or the SmallCap Market on such day, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive trading days prior to such day or, if the Common Stock is not so listed or quoted, as determined in good faith by the Committee.

     (p) "GRANT DATE" means the date on which the Option was automatically awarded pursuant to Section 2.1.

     (q) "INVOLUNTARY REMOVAL" means (i) the removal of the Participant from the Board, (ii) the Participant not being nominated to stand for reelection to the Board, or (iii) the failure of the Participant to be elected to the Board, if nominated therefor by the Board or a committee thereof.




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         (r) "NONQUALIFIED STOCK OPTION" means an Option that is not intended to meet the requirements of Section 422 of the Code.

         (s) "NATIONAL MARKET" means the Nasdaq Stock Market's National Market.

         (t) "OPTION" means a Nonqualified Stock Option to purchase Common Stock granted under this Plan.

         (u) "PARTICIPANT" means each of the Directors of the Company participating in the Plan from time to time.

         (v) "PLAN" means the Universal Standard Medical Laboratories, Inc. Directors Stock Option Plan, the terms of which are set forth herein, and any amendments hereto.

         (w) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

         (x) "SMALLCAP MARKET" means the Nasdaq Stock Market's SmallCap Market.

     1.3 ADMINISTRATION. To the extent permitted by Rule 16b-3 without disqualifying the Eligible Directors from status as "disinterested directors" as that term is used in Rule 16b-3, the Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option granted under the Plan shall be final and binding upon all Participants.

     1.4 STOCK. The total number of shares of Common Stock available for grants under the Plan shall not, in the aggregate, exceed 300,000 shares of Common Stock, as adjusted from time to time in accordance with Section 4.5. Shares subject to any unexercised portion of a terminated, forfeited, cancelled or expired Option granted hereunder shall be available for subsequent grants under the Plan. In the event that an Option granted under the Plan is exercised and the exercise price is paid by delivering shares of Common Stock or through the withholding or retention by the Company of shares subject to the Option, the shares of Common Stock so delivered to or retained by the Company shall be available for subsequent grants under this Plan.


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                  II.  STOCK OPTIONS FOR ELIGIBLE DIRECTORS


     2.1 AUTOMATIC GRANTS OF OPTIONS.

         (A) INITIAL GRANT.  Each Eligible Director who is serving on the
Board on the Effective Date of the Plan shall be granted an Option to purchase 30,000 shares of the Common Stock on the Effective Date. Any Eligible
Director who is first elected or appointed to such position after the Effective Date shall receive an Option to purchase 15,000 shares of Common Stock on the date of his or her election or appointment. A person who first becomes an Eligible Director following service as an Employee or Director of the Company (other than Directors who become Eligible Directors as of the Effective Date) shall not be entitled to receive a grant under this Section 2.1(a) upon becoming an Eligible Director.

         (B) SUBSEQUENT GRANTS. During the term of the Plan, an Eligible Director who has been a Director for at least six months before the date of an annual meeting of shareholders (not including the annual meeting held in calendar year 1995), automatically shall be granted, as of the date of such annual meeting, an additional Option to purchase 10,000 shares of Common Stock. A Participant may hold more than one Option under the Plan.

     2.2 OPTION AGREEMENT. Each Option granted pursuant to this Article II shall be evidenced by an Agreement that shall specify the exercise price, the term of the Option, the date or dates on which the Option becomes exercisable, the number of shares to which the Option relates, and other such provisions as the Committee shall determine which are consistent with the terms of the Plan. The terms of the Plan shall govern in the event any provision of any Agreement conflicts with any term in this Plan as constituted on the Grant Date.

     2.3 OPTION PRICE. The purchase price per share of Common Stock for an Option granted pursuant to this Article II shall be equal to the Fair Market Value per share of Common Stock on the Grant Date.

     2.4 EXERCISE OF SHARES SUBJECT TO OPTION. Options granted pursuant to this Article II shall become exercisable (i) according to the following schedule: one-fourth of the Option shall become exercisable on the first, second, third and fourth anniversaries of the Grant Date of each Option and
(ii) immediately in full upon a Change of Control or an Involuntary Removal. Once exercisable, such Options may be exercised at any time and from time to time until the Expiration Date of such Options, unless earlier terminated pursuant to Article III.



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     2.5 DURATION OF OPTIONS.  Options granted pursuant to this Article II shall expire on the Expiration Date, except as otherwise provided in Article
III.

     2.6 PAYMENT FOR OPTION SHARES. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full at the time of exercise in any of the following ways: (a) in cash or by check, (b) by delivery to the Company of outstanding shares of the Common Stock with a Fair Market Value (determined as of the date of exercise of the Option) equal to the exercise price; (c) through the retention by the Company of shares with a Fair Market Value (determined as of the date of exercise of the Option) equal to the exercise price which would otherwise be transferred to the option holder upon exercise of the Option; or (d) by any combination of the foregoing.

     2.7 NO DISCRETION. Notwithstanding any provision in the Plan to the contrary, the Committee shall have no discretion with respect to the terms of grants made pursuant to this Article II, except to the extent such discretion would not result in the grant or the Plan failing to satisfy the conditions of paragraph (c)(2)(ii) of Rule 16b-3.


                              III.  TERMINATION

     3.1. PRIOR TO EXERCISABILITY. Except as provided in Section 2.4(ii), if a Participant's term of office as a Director ceases or is terminated for any reason, prior to the date that an Option or a portion thereof first becomes exercisable, such Option or portion thereof which is not then exercisable shall terminate and all rights thereunder shall cease.

     3.2 AFTER EXERCISABILITY. To the extent an Option or any portion thereof is exercisable and unexercised on the date a Participant's term of office as a Director ceases or is terminated for any reason, the Option shall terminate on the earlier of (i) the Expiration Date of the Option, and (ii) three months after such cessation or termination; provided, however, that the exercise period in clause (ii) shall be extended to one year after cessation or termination if the cessation or termination is due to the Participant's death or Disability;

     3.3 POST-TERMINATION EXERCISE. During the period from the Participant's cessation or termination until the termination or expiration of the Option, the Participant, or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, may exercise the Option only to the extent that such Option was exercisable on the date of the Participant's cessation or termination.



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                               IV.  MISCELLANEOUS

     4.1 PARTIAL EXERCISE. The Committee shall permit, and shall establish procedures for, the partial exercise of Options under the Plan.

     4.2 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option as may be required to satisfy the requirements of Rule 16b-3.


     4.3 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option until and only to the extent that the Option is exercised.

     4.4 NON-ASSIGNABILITY. No Option shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option shall be exercised only by the Participant. No transfer of an Option by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option.

     4.5 ADJUSTMENTS.   In the event of changes in the outstanding Common Stock
by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in the capital structure of the Company, an appropriate adjustment shall be made by the Committee in the number of shares and kind of stock or other securities for which Options may be or may have been granted under the Plan, and the exercise price related thereto, to the end that the proportionate interests shall be maintained as before the occurrence of such an event. Any of the foregoing adjustments may provide for the elimination of any fractional share which might otherwise become subject to any Option.

     4.6. SECURITIES LAWS.

     (A) Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an Option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be


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required to sell and deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the Nasdaq Stock Market or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

     (B) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) required by the Nasdaq Stock Market (including, without limitation, with respect to securities traded on the National Market or the SmallCap Market) or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.



     4.7 TERMINATION AND AMENDMENT.

         (A) The Board may terminate the Plan, or the granting of Options under the Plan, at any time. No new grants shall be made under the Plan after June 30, 2000.

         (B) The Board may amend or modify the Plan at any time and from time to time.

         (C) No amendment, modification or termination of the Plan shall adversely affect any Option granted under the Plan without the consent of the Participant holding the Option.

     4.8 EFFECT ON SERVICES. Neither the adoption of the Plan nor the granting of any Option pursuant to the Plan shall be deemed to create any right in any individual to be retained as a Director.


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     4.9 USE OF PROCEEDS.  The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

     4.10 APPROVAL OF PLAN. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock present and entitled to vote at a meeting of shareholders of the Company held within 12 months after adoption of the Plan by the Board. Any Option granted under the Plan prior to such shareholder approval, shall be conditioned upon receipt of such approval, and may not be exercised in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within 12 months after approval by the Board, the Plan shall be rescinded, and any Options granted under the Plan shall be void retroactive to the Grant Date.


     BOARD APPROVAL:  March 27, 1995; October 24, 1996


     SHAREHOLDER APPROVAL:  June 14, 1995







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